Exhibit 99.(h)(29)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement is made as of July 1, 2024 (the “Amendment”) by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and each registered management investment company identified on Schedule A hereto (each, a “Trust”). Capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Administrator and each Trust entered into an Administration Agreement dated as of October 26, 2018 and effective as of November 1, 2018 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, each Trust is incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended, and certain Trusts have established series of shares identified under their names on Schedule A hereto (each, a “Fund”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	The Agreement is hereby amended as follows:

A.	In accordance with Section 1, the Appointment and Duties of Administrator provision of the Agreement, each Trust, on behalf of itself and its respective Fund(s), hereby requests that the Administrator act as Administrator for its Fund(s) under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Schedule A attached hereto. In connection with such request, each Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

B.	Annex I of Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the Annex I attached hereto.

2.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment is incorporated in its entirety into the Agreement, and this Amendment and said Agreement shall be read and interpreted together as the Agreement.

3.	This Amendment shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflicts of laws provisions.

4.	This Amendment may be executed in separate counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

EACH TRUST IDENTIFIED ON SCHEDULE A HERETO, ON BEHALF OF ITSELF OR ITS FUND(S)

By:	/s/ Stephen M. Atkins
Name:	Stephen Atkins
Title:	Treasurer

STATE STREET BANK AND TRUST COMPANY, as Administrator

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Administration Agreement

Schedule A

List of Funds

Open-End Funds

Calamos Advisors Trust

Calamos Growth and Income Portfolio

Calamos ETF Trust

Calamos Antetokounmpo Global Sustainable Equities ETF

Calamos Convertible Equity Alternative ETF

Calamos CEF Income & Arbitrage ETF

Calamos Alternative Nasdaq & Bond ETF

Calamos S&P 500 Structured Alt Protection ETF – May

Calamos S&P 500 Structured Alt Protection ETF – July

Calamos S&P 500 Structured Alt Protection ETF – August

Calamos Nasdaq-100 Structured Alt Protection ETF – June

Calamos Russell 2000 Structured Alt Protection ETF – July

Calamos Investment Trust

Calamos Convertible Fund

Calamos Dividend Growth Fund

Calamos Evolving World Growth Fund

Calamos Global Convertible Fund

Calamos Global Equity Fund

Calamos Global Opportunities Fund

Calamos Growth Fund

Calamos Growth and Income Fund

Calamos Hedged Equity Fund

Calamos High Income Opportunities Fund

Calamos International Growth Fund

Calamos Market Neutral Income Fund

Calamos Select Fund

Calamos Phineus Long/Short Fund

Calamos Total Return Bond Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos International Small Cap Growth Fund

Calamos Merger Arbitrage Fund

Calamos Antetokounmpo Sustainable Equities Trust

Calamos Antetokounmpo Sustainable Equities Fund

Information Classification: Limited Access

Closed-End Funds

Calamos Convertible Opportunities and Income Fund

Calamos Convertible and High Income Fund

Calamos Strategic Total Return Fund

Calamos Global Total Return Fund

Calamos Global Dynamic Income Fund

Calamos Dynamic Convertible and Income Fund

Calamos Long/Short Equity & Dynamic Income Trust

Information Classification: Limited Access

ANNEX I

Further to the Amendment to the Administration Agreement dated as of July 1, 2024 between each registered management investment company identified on Schedule A thereto (each, a “Trust”) and State Street Bank and Trust Company (the “Administrator”), each Trust and the Administrator mutually agree to update this Annex I by adding Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services (FILING ONLY)	Service Type
Calamos ETF Trust	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Antetokounmpo Global Sustainable Equities ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Convertible Equity Alternative ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Income & Arbitrage ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Alternative Nasdaq & Bond ETF	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – May	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – July	Standard N-PORT Reporting Solution (Data and Filing)
Calamos S&P 500 Structured Alt Protection ETF – August	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Nasdaq-100 Structured Alt Protection ETF – June	Standard N-PORT Reporting Solution (Data and Filing)
Calamos Russell 2000 Structured Alt Protection ETF – July	Standard N-PORT Reporting Solution (Data and Filing)

Form N-CEN Services	Service Type
Calamos ETF Trust	Standard N-CEN Reporting Solution (Data and Filing)

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex I as of the last signature date set forth below.

CALAMOS ETF TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/Stephen M. Atkins	By:	/s/ Scott Shirrell
	Name: Stephen Atkins		Name: Scott F. Shirrell
	Title: Treasurer		Title: Managing Director
	Address: 2020 Calamos Court Naperville, IL 60563		Address: 1 Iron Street Boston, MA 02210
	Date: July 1, 2024		Date: July 1, 2024

Information Classification: Limited Access

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